UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 22, 2011, Quicksilver Resources Inc. (“Quicksilver”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated U.S. Credit Agreement”) among Quicksilver, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Bank of America, N.A., as Syndication Agent, Deutsche Bank Securities Inc., BNP Paribas, and Wells Fargo Bank, N.A., as Co-Documentation Agents, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners with a maximum principal amount of $1.25 billion. Concurrently with Quicksilver’s entry into the Amended and Restated U.S. Credit Agreement, Quicksilver Resources Canada Inc. (“Quicksilver Canada”), a wholly-owned subsidiary of Quicksilver, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Canadian Credit Agreement” and, together with the Amended and Restated U.S. Credit Agreement, the “Combined Credit Agreements”) among Quicksilver Canada, as borrower, Quicksilver, the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce, as Co-Documentation Agents and J.P. Morgan Securities LLC and The Bank of Nova Scotia as Joint Bookrunners with a maximum principal amount of $500 million. The Combined Credit Agreements amend and restate the U.S. Credit Agreement and Canadian Credit Agreement, each dated as of September 6, 2011.

The Combined Credit Agreements provide for an up to five-year combined revolving credit facility pursuant to which revolving credit loans and letters of credit may be provided to Quicksilver or Quicksilver Canada, as applicable, from time to time. The Amended and Restated U.S. Credit Agreement also provides for the extension of swingline loans to Quicksilver. Borrowings under the Amended and Restated U.S. Credit Agreement will bear interest at a variable annual rate based on adjusted LIBOR or the alternate base rate (“ABR”) plus, in each case, an applicable margin, provided that each swingline loan shall be comprised entirely of ABR loans. Borrowings under the Amended and Restated Canadian Credit Agreement may be made in U.S. dollars or Canadian dollars and will be comprised entirely of Canadian prime loans, Canadian Deposit Offer Rate (“CDOR”) loans, U.S. prime loans or U.S. eurodollar loans, which, in each case, shall include an applicable margin. Under each of the Combined Credit Agreements, the applicable margin shall increase as the utilization of the global borrowing base increases and shall range, for LIBOR loans and CDOR loans from 1.50% up to 2.50%. The global borrowing base will initially be set at $1.075 billion, allocated $775 million to the U.S. borrowing base under the Amended and Restated U.S. Credit Agreement and $300 million to the Canadian borrowing base under the Amended and Restated Canadian Credit Agreement.  The global borrowing base and U.S. borrowing base will be redetermined semi-annually based upon engineering reports and such other information deemed appropriate by the global administrative agent, in a manner consistent with its normal oil and gas lending criteria as it exists at the time of such redetermination. At the time of each such redetermination, up to 100% of the U.S. borrowing base (less a $50 million minimum retained amount) may be allocated to the Canadian borrowing base.

Borrowings under the Amended and Restated U.S. Credit Agreement are guaranteed by certain of Quicksilver’s domestic subsidiaries (the “U.S. Guarantors”) and are secured by 100% of the equity interests of each of Cowtown Pipeline Management, Inc., Cowtown Pipeline Funding, Inc., Cowtown Gas Processing L.P. and Cowtown Pipeline L.P., and certain oil and gas properties and related assets of Quicksilver (the “U.S. Collateral”). Borrowings under the Amended and Restated Canadian Credit Agreement are guaranteed by Quicksilver and the U.S. Guarantors, and borrowings under the Canadian Credit Agreement are secured by 100% of the oil and gas properties and related assets of Quicksilver Canada and the U.S. Collateral.

The Combined Credit Agreements contain identical restrictive covenants, which include limitations on: indebtedness; restricted payments; merger and consolidation; repayment of debt; investments, loans and advances; sales of assets and subsidiary stock; hedge terminations; amendments to organizational documents adverse to lenders or material debt agreements; affiliate transactions; liens; restrictions on dividends and distributions by restricted subsidiaries; change in business and negative pledge agreements. The Combined Credit Agreements also include identical financial covenants, which require the maintenance of a minimum current ratio and a minimum earnings (before interest, taxes, depreciation, depletion, amortization, non-cash income and expense and exploration costs) to cash interest expense ratio.

In addition, the Combined Credit Agreements contain customary events of default, including: (a) failure to pay principal when due; (b) failure to pay any interest, fees or other amounts for 5 days after the interest, fees or other amounts becomes due; (c) nonpayment of principal or interest (beyond any applicable grace period) on any material indebtedness or any other event of default regarding such material indebtedness (including the other Combined Credit Agreement) the effect of which is to cause such indebtedness to become due prior to its stated maturity; (d) proven material inaccuracy of any representation or warranty; (e) failure to comply with certain restrictive covenants; (f) specified events of bankruptcy, insolvency or reorganization involving Quicksilver or a restricted subsidiary; (g) one or more final, non-appealable judgments in excess of a certain aggregate amount; (h) certain events under federal ERISA laws; (i) a change of control; (j) failure to comply with certain affirmative covenants; and (k) loss of lien, perfection or priority or unenforceability of any collateral document.

If an event of default resulting from specified events involving Quicksilver’s or a restricted subsidiary’s bankruptcy, insolvency or reorganization occurs and is continuing, or Quicksilver or any restricted subsidiary admits in writing its inability or failure generally to pay its debts when due, each of the Combined Credit Agreements provides that the commitments thereunder will terminate and any principal and accrued interest owed thereunder will become immediately due and payable without any declaration or other act on the part of the lenders or the administrative agent party to such Combined Credit Agreement. If any other event of default occurs and is continuing, each of the Combined Credit Agreements provides that the applicable administrative agent may, and at the request of a majority of the combined lenders shall, terminate the commitments under such Combined Credit Agreement and/or declare any principal and accrued interest thereunder due and payable immediately, which shall result in an automatic termination of commitments and acceleration of any principal and accrued interest under the other Combined Credit Agreement.

Each of the Combined Credit Agreements provides that mandatory prepayments will be required in the event the aggregate amount outstanding under such Combined Credit Agreement exceeds the lower of the maximum credit amount of such Combined Credit Agreement and the allocated borrowing base to such Combined Credit Agreement, or if the aggregate amount outstanding under both Combined Credit Agreements exceeds the global borrowing base.

Certain of the parties to the Combined Credit Agreements and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for Quicksilver and Quicksilver’s affiliates in the ordinary course of business for fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated U.S. Credit Agreement and the Amended and Restated Canadian Credit Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated U.S. Credit Agreement dated as of December 22, 2011.

10.2	Amended and Restated Canadian Credit Agreement dated as of December 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President – Chief Financial Officer

Date:  December 27, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated U.S. Credit Agreement dated as of December 22, 2011.

10.2	Amended and Restated Canadian Credit Agreement dated as of December 22, 2011.